UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

THE STEAK N SHAKE COMPANY
(Name of Registrant as Specified in Its Charter)

THE LION FUND L.P. BIGLARI CAPITAL CORP. WESTERN SIZZLIN CORP. WESTERN ACQUISITIONS L.P. WESTERN INVESTMENTS INC. SARDAR BIGLARI PHILIP L. COOLEY
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, Schedule or Registration Statement No.:

(3)           Filing Party:

(4)           Date Filed:

The Lion Fund L.P. (“Lion Fund”) and Western Sizzlin Corp. (“Western Sizzlin”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the election of two nominees as directors at the next annual meeting of stockholders (the “Annual Meeting”) of The Steak n Shake Company (the “Company”).  Lion Fund and Western Sizzlin have filed a definitive proxy statement with the SEC with regard to the Annual Meeting.

Item 1.    Press release issued on February 27, 2008 and posted on www.enhancesteaknshake.com:

FOR IMMEDIATE RELEASE

INSTITUTIONAL SHAREHOLDER SERVICES RECOMMENDS STEAK N SHAKE SHAREHOLDERS VOTE TO
 ELECT SARDAR BIGLARI AND PHIL COOLEY TO THE BOARD

SAN ANTONIO, TX – February 27, 2008 – Sardar Biglari, Chairman and Chief Executive Officer of Western Sizzlin Corporation (NASDAQ: WEST) and The Lion Fund, L.P., announced today that Institutional Shareholder Services (“ISS”), the nation’s leading proxy advisory firm, has recommended that stockholders of The Steak n Shake Company (NYSE: SNS) vote the GOLD proxy card to elect Sardar Biglari and Philip L. Cooley to the Steak n Shake Board at the annual meeting of stockholders scheduled to take place on March 7, 2008.

The ISS Report discussed various governance concerns with Steak n Shake, including the issue of searching for a permanent CEO while having two former CEOs on the board. Another cause of disquiet to ISS was the age of certain directors above limits set forth in the company’s own guidelines, along  with the amendment to Steak n Shake’s bylaws requiring 80%, instead of the former 25%, of the shares outstanding to call a special meeting.  Specifically, ISS stated:

■
“ISS believes that it may be a deterring factor for any new CEO to join the company and the board given that there are two former CEOs on the board (one is currently interim CEO) . . . . Additionally, while the presence of two former CEOs enhances company and industry specific board experience, ISS notes that such experience at SNS has not translated into favorable shareholder return.”

■
“With respect to the incumbent board, ISS notes that Messrs. Gilman and Williamson are 77 and 76 years old, respectively.  In addition, J. Fred Risk and John W. Ryan, two independent board members, are 79 and 78 years old, respectively . . .  . As such four of the nine board members are above the stipulated age limit as per company’s corporate governance guidelines.”

■	“The board’s decision to amend the by-law appears to have been a reactive measure aimed at entrenching the current board and management.”

In response to the ISS report, Mr. Biglari stated: “We appreciate ISS’ support of Phil Cooley and me for election to the board of The Steak n Shake Company. Both ISS and Glass Lewis, the nation’s two leading proxy advisory firms, have now recognized the need for change in the leadership of Steak n Shake.”

Contact:
Morrow & Co., LLC
(203) 658-9400
Or
Robyn B. Mabe, Chief Financial Officer
Western Sizzlin Corporation
(540) 345-3195